Exhibit 4.1

CROWN CASTLE INTERNATIONAL CORP.,

ISSUER

$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF

4.000% SENIOR NOTES DUE 2027

SEVENTH

SUPPLEMENTAL

INDENTURE

DATED AS OF FEBRUARY 2, 2017

TO

THE INDENTURE

DATED AS OF APRIL 15, 2014

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

TRUSTEE

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Supplemental Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	11.03
(c)	11.03
313 (a)	7.06
(b)(1)	N.A.
(b)(2)	7.07
(c)	7.06;11.02
(d)	7.06
314(a)	4.03;11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315 (a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316 (a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	N.A.
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318 (a)	11.01
(b)	N.A.
(c)	11.01

N.A.	means not applicable.
*	This Cross Reference Table is not part of the Supplemental Indenture.

i

v

SEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of February 2, 2017, to the Indenture dated as of April 15, 2014 (as amended and supplemented by the Second Supplemental Indenture dated as of December 15, 2014 (the “Second Supplemental Indenture”), the “Base Indenture,” and, together with this Supplemental Indenture, the “Indenture”) between Crown Castle International Corp., a Delaware corporation, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

WHEREAS, the Company has executed and delivered to the Trustee the Base Indenture providing for the issuance from time to time of one or more series of Securities;

WHEREAS, the Company and the Predecessor Company have executed and delivered to the Trustee the Second Supplemental Indenture, pursuant to which the Company assumed all the obligations of the Predecessor Company under the Base Indenture;

WHEREAS, Section 9.01 of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture without the consent of any Holders (as defined in the Base Indenture) to establish the forms or terms of Securities of a series as permitted by Section 2.02 and Section 2.03 of the Base Indenture;

WHEREAS, pursuant to Section 2.02 of the Second Supplemental Indenture, the Company succeeded to, and was substituted for, and may exercise every right and power of the Predecessor Company under the Base Indenture with the same effect as if the Company had been named as the Company therein;

WHEREAS, pursuant to Section 2.02 of the Base Indenture, the Company wishes to provide for the issuance of the 4.000% Senior Notes due 2027 (the “Notes”), the forms and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

APPLICATION OF SUPPLEMENTAL INDENTURE AND CREATION OF NOTES; DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Application of this Supplemental Indenture. Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including as provided in Section 1.02, and any amendments or modifications to the terms of the Base Indenture made herein, are expressly and solely for the benefit of the Holders (and not for the benefit of any other series of Securities (as defined in the Base Indenture)). The Notes constitute a series of Securities as provided in Section 2.01 of the Base Indenture. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Base Indenture or any other document. All the Notes issued under this Supplemental Indenture shall be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.

SECTION 1.02.    Effect of Supplemental Indenture. With respect to the Notes only, the Base Indenture shall be supplemented pursuant to Section 9.01 thereof to establish the terms of the Notes as set forth in this Supplemental Indenture, including as follows:

(a)    Definitions. The definitions and other provisions of general application set forth in Sections 1.01, 1.02, 1.03 and 1.04 of the Base Indenture are deleted and replaced in their entirety by the provisions of Sections 1.03, 1.04, 1.05 and 1.06 of this Supplemental Indenture;

(b)    The Securities. The provisions of Article II of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 2 of this Supplemental Indenture;

(c)    Redemption. The provisions of Article III of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 3 of this Supplemental Indenture;

(d)    Covenants. The provisions of Article IV of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 4 of this Supplemental Indenture;

(e)    Successors. The provisions of Article V of the Base Indenture are deleted and replaced in their entirety by Article 5 of this Supplemental Indenture;

(f)    Defaults and Remedies. The provisions of Article VI of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 6 of this Supplemental Indenture;

(g)    Trustee. The provisions of Article VII of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 7 of this Supplemental Indenture;

(h)    Legal Defeasance and Covenant Defeasance. The provisions of Article VIII of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 8 of this Supplemental Indenture;

(i)    Amendments. The provisions of Article IX of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 9 of this Supplemental Indenture; and

(j)    Miscellaneous. The provisions of Article X of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 11 of this Supplemental Indenture.

To the extent that the provisions of this Supplemental Indenture (including those referred to in clauses (a) through (j) above) conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling solely with respect to the Notes.

SECTION 1.03.    Definitions. For all purposes of the Indenture, the following terms shall have the following meanings:

“Adjusted EBITDA” means, for the 12-month period immediately preceding the calculation date, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) Consolidated Net Income for such period, plus (b) to the extent deducted in determining Consolidated Net Income, the sum, without duplication, of (i) interest expense, whether or not accrued and whether or not capitalized (including amortization of debt issuance costs and original issue discount, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, and commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings), and amortization of non-cash interest expense, (ii) income tax expense and consolidated gross receipts tax expense, including taxes based on income, profits or capital, including state, franchise and similar taxes and foreign withholding taxes, (iii) depreciation, amortization and accretion (including amortization of intangible assets and accretion of asset retirement obligations), (iv) extraordinary losses and non-recurring non-cash charges and expenses, (v) all other non-cash charges, expenses and interest (including any non-cash losses in respect of Hedging Obligations, non-cash impairment charges, stock-based compensation charges and non-cash amortization of prepaid lease purchase price adjustments), (vi) non-recurring integration and transaction costs and expenses, including as a result of business combinations, operational changes and improvements (including transaction costs, expenses and fees incurred in connection with any merger or acquisition, severance and retention costs and business optimization expenses), (vii) non-recurring charges and expenses, restructuring charges and losses on the retirement or extinguishment of Indebtedness and (viii) other non-operating expenses in an aggregate amount not exceeding $15 million in any fiscal year, in each case for such period, less extraordinary gains, other non-operating income in an aggregate amount not exceeding $15 million in any fiscal year and cash payments (not otherwise deducted in determining Consolidated Net Income) made during such period with respect to non-cash charges that were added back in a prior period; provided, however, (I) with respect to any Person that became a Subsidiary of the Company, or was merged with or consolidated into the Company or any of its Subsidiaries, during such period, or any acquisition by the Company or any of its Subsidiaries of the assets of any Person during such period, “Adjusted EBITDA” shall, at the Company’s option in respect of any or all of the foregoing, also include the Adjusted EBITDA of such Person or attributable to such assets, as applicable, during such period as if such acquisition, merger or consolidation, including any concurrent transaction entered into by such Person or with respect to such assets as part of such acquisition, merger or consolidation, had occurred on the first day of such period and (II) with respect to any Person that has ceased to be a Subsidiary of the Company during such period, or any material assets of the Company or any of its Subsidiaries sold or otherwise disposed of by the Company or any of its Subsidiaries during such period, “Adjusted EBITDA” shall exclude the Adjusted EBITDA of such Person or attributable to such assets, as applicable, during such period as if such sale or disposition of such Subsidiary or such assets had occurred on the first day of such period.

“Additional Notes” means additional Notes (other than the Initial Notes) issued hereunder from time to time in accordance with Sections 2.02 and 2.16, as part of the same or a different series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The term “Beneficially Own” has a correlative meaning.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Certificated Note” means a Note that is in substantially the form attached hereto as Exhibit A and that is not a Global Note.

“Change of Control” means the occurrence of any of the following:

(1)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(2)	any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Company; provided that a transaction in which the Company becomes a Subsidiary of another Person shall not constitute a Change of Control if (a) the Company’s stockholders immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Stock of such other Person of whom the Company is a Subsidiary immediately following such transaction and (b) immediately following such transaction, no person (as defined in this clause (2)) other than such other Person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of the Company; or

(3)	the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Company” means Crown Castle International Corp., a Delaware corporation, and any and all successors thereto.

“Company Order” means a written order signed in the name of the Company by two Officers, one of whom must be the Company’s principal executive officer, principal financial officer or principal accounting officer.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming for such purpose that the Notes matured on December 1, 2026) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means (1) the arithmetic average of the Reference Treasury Dealer Quotations for the redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Company is given fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income (but not loss) of any Person other than the Company that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Subsidiary thereof;

(2)	the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and

(3)	the cumulative effect of a change in accounting principles shall be excluded.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who:

(1)	was a member of the Board of Directors on the date hereof; or

(2)	was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means, solely for purposes of presenting the Notes, The Bank of New York Mellon located at 101 Barclay Street, 7 East, New York, New York 10286 and, for all other purposes the office of the Trustee at which any time its corporate trust business shall be administered, which at the date hereof is located at 601 Travis Street, 16th floor, Houston, Texas 77002, Attention: Corporate Trust Services, re: Crown Castle International Corp., or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as Custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.

“Fiscal Year” means the fiscal year of the Company, which as of the date hereof ends on December 31.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as such were in effect as of December 31, 2016.

“Global Note” means a global note that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1, 2 and 3 thereof, and is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“GS V Notes” means, at any time, the 3.849% Senior Secured Notes due 2023 then outstanding under the Indenture dated as of December 24, 2012, among CC Holdings GS V LLC, as issuer, Crown Castle GS III Corp., as co-issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations (to the extent of any payment that has become due and payable), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person (the amount of such Indebtedness as of any date being deemed to be the lesser of the value of such property or assets as of such date or the principal amount of such Indebtedness of such other Person so secured) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. Notwithstanding the foregoing, the term “Indebtedness” shall not include post-closing purchase price adjustments or earnouts except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is or becomes due and payable and is not thereafter promptly paid. The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations described above; provided that, in the case of any Indebtedness issued with original issue discount, the amount of such Indebtedness shall be the accreted value thereof. For the avoidance of doubt, Indebtedness of any Person shall not include any obligations or guarantees of obligations of such Person relating to leases which would not have been accounted for as a liability on a balance sheet of such Person in accordance with GAAP (as defined), even if those obligations or guarantees of obligations would be included as liabilities on the balance sheet of such Person at the time of determination.

“Indenture” means the Indenture as defined in the preamble hereto, as amended or further supplemented from time to time.

“Independent Investment Banker” means the Reference Treasury Dealer as may be appointed from time to time by the Company.

“Initial Notes” means the first $500,000,000 aggregate principal amount of Notes issued under the Indenture on the date hereof.

“Investment Grade Rating” means a rating equal to or greater than BBB- by S&P and Fitch and Baa3 by Moody’s or the equivalent thereof under any new ratings system if the ratings system of any such agency shall be modified after the date hereof, or the equivalent rating of any other Ratings Agency selected by the Company as provided in the definition of “Ratings Agencies.”

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Licenses” means, collectively, any telephone, microwave, radio transmissions, personal communications or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction, ownership or operation of any communications tower facilities, granted or issued by the Federal Communications Commission (or other similar or successor agency of the federal government administering the Communications Act of 1934, as amended, or any similar or successor federal statute) and held by the Company or any of its Subsidiaries.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with any asset sale, any discontinued operations or the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

(2)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Newly Created Subsidiary” means a newly created direct or indirect subsidiary of the Company that is formed after the date hereof; provided that neither the Company nor any of its Subsidiaries shall have transferred, or may in the future transfer, any assets (other than cash or cash equivalents or used, obsolete, condemned, worn out or surplus assets or assets that are left on property of the Company or any of its Subsidiaries by customers or tenants) to such Newly Created Subsidiary for so long as such Newly Created Subsidiary remains designated as an Unrestricted Subsidiary.

“Notes” has the meaning assigned to it in the preamble to this Supplemental Indenture. The Notes issued under the Indenture include the Initial Notes and Additional Notes, if any, unless the context otherwise requires.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Executive Vice Chairman, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 11.04.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.04. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Permitted Amount” means, as of any date of determination, an amount equal to the product of (1) 3.5 and (2) Adjusted EBITDA as of the most recent fiscal quarter for which internal financial statements are available.

“Permitted Liens” means:

(1)	Liens existing on the date hereof (other than those securing the GS V Notes);

(2)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(3)	Liens securing Indebtedness incurred by the Company or any of its Subsidiaries since the date hereof, represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or any of its Subsidiaries (including any Indebtedness incurred for such purpose within 270 days of such purchase, construction or improvement) in an aggregate principal amount, including all Indebtedness incurred to extend, refund, refinance, renew, defease or replace any other Indebtedness secured under this clause (3), not to exceed $500 million at any one time outstanding; provided that, for the avoidance of doubt, individual financings of property, plant or equipment provided by the same lender or financing source that are permitted to be secured under this clause (3) may be cross- collateralized to other financings of property, plant or equipment provided by such lender or financing source that are permitted to be secured under this clause (3) or otherwise under the Indenture;

(4)	Liens in favor of the Company or its Subsidiaries;

(5)	easements, rights-of-way, zoning restrictions, licenses or restrictions on use and other similar encumbrances on the use of real property that:

(a)	are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); and

(b)	do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or its Subsidiaries;

(6)	Liens on property at the time the Company or any of its Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or any Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with or in contemplation of such acquisition; provided further, however, that such Liens do not extend to any other property of the Company or any of its Subsidiaries (plus after-acquired property required by the terms of the Indebtedness secured by such Lien or improvements, accessions, proceeds or dividends or distributions in respect thereof);

(7)	Liens of carriers, warehousemen, mechanics, vendors (solely to the extent arising by operation of law), laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

(8)	Liens to secure any amendments, supplements, modifications, extensions, renewals, restatements, replacements or refundings (or successive amendments, supplements, modifications, extensions, renewals, restatements, replacements or refundings), in whole or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (3) and (6) of this definition; provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus after-acquired property required by the terms of the Indebtedness secured by such Lien or improvements, accessions, proceeds or dividends or distributions in respect thereof); and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of: (i) the outstanding principal amount, or, if issued with original issue discount, the aggregate accreted value of, or, if greater, the committed amount of the Indebtedness secured by Liens described under clauses (1), (3) or (6) of this definition at the time such original Lien became a Permitted Lien under the Indenture; and (ii) an amount no greater than accrued and unpaid interest with respect to such Indebtedness and any fees, underwriting discounts and other costs and expenses, including premiums, related to such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings;

(9)	restrictions on the transfer of Licenses or assets of the Company or any of its Subsidiaries imposed by any of the Licenses as in effect on the date hereof or imposed by the Communications Act of 1934, as amended, any similar or successor federal statute or the rules and regulations of the Federal Communications Commission (or other similar or successor agency of the federal government administering such Act or successor statute) thereunder, all as the same may be in effect from time to time;

(10)	leases and subleases of real property in the ordinary course of business (for the avoidance of doubt, excluding sale and leaseback transactions) that do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(11)	Liens incurred in the ordinary course of business in connection with workers’ compensation and unemployment insurance, social security obligations, assessments or government charges which are not overdue for more than 60 days;

(12)	Liens arising by operation of law in favor of purchasers in connection with the sale of an asset; provided, however, that such Lien only encumbers the property being sold;

(13)	Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders;

(14)	judgment Liens;

(15)	Liens securing obligations under Hedging Obligations not for speculative purposes;

(16)	Liens in connection with escrow or security deposits made in connection with any acquisition of assets; and

(17)	banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)	such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access in excess of those set forth by regulations promulgated by the Federal Reserve Board or other applicable law; and

(b)	such deposit account is not intended to provide collateral to the depositary institution.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Predecessor Company” means Crown Castle International Corp., a Delaware corporation, prior to the merger with Crown Castle REIT Inc., resulting in the Company.

“Prospectus” means the Prospectus, dated March 27, 2015, as supplemented by the Prospectus Supplement, dated January 30, 2017, with respect to the Notes, as supplemented or amended and including all documents incorporated by reference therein as of the date of the Prospectus Supplement.

“Ratings Agencies” means (1) S&P, Moody’s and Fitch and (2) if any of S&P, Moody’s or Fitch ceases to rate the Notes or ceases to make a rating on the Notes publicly available, an entity registered as a “nationally recognized statistical rating organization” (registered as such pursuant to Rule 17g-1 of the Exchange Act) then making a rating on the Notes publicly available and selected by the Company (as certified by an officers’ certificate), which shall be substituted for S&P, Moody’s or Fitch, as the case may be.

“Ratings Decline” means the occurrence of the following on, or within 90 days after, the date of the public notice of the occurrence of a Change of Control or of the intention by the Company or any third party to effect a Change of Control (which period shall be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Ratings Agencies if such period exceeds 90 days): (1) in the event that the Notes have an Investment Grade Rating by all three Ratings Agencies, the Notes cease to have an Investment Grade Rating by two of the three Ratings Agencies, (2) in the event that the Notes have an Investment Grade Rating by two Ratings Agencies, the Notes cease to have an Investment Grade Rating by both such Ratings Agencies, (3) in the event that the Notes have an Investment Grade Rating by one Ratings Agency, the Notes cease to have an Investment Grade Rating by such Ratings Agency and there is a reduction in the rating of the Notes by one of the other Ratings Agencies, or (4) in the event that the Notes do not have an Investment Grade Rating, there is a reduction in the rating of the Notes by two of the three Ratings Agencies or, if there are fewer than three Ratings Agencies rating the Notes, the rating of each Ratings Agency (for the avoidance of doubt, changes in outlook shall not be a reduction in rating).

“Reference Treasury Dealer” means Barclays Capital Inc., J.P. Morgan Securities LLC, Mizuho Securities USA Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC, and each of their respective successors, and any other primary U.S. Government securities dealers in New York City selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any Notes to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption if such Notes matured on December 1, 2026; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Responsible Officer” with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“S&P” means Standard & Poor’s Ratings Services, or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that would be a “significant subsidiary” of such Person as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership: (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person; or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof);

provided, however, that the term “Subsidiary” with respect to the Company and its Subsidiaries shall not include any Unrestricted Subsidiary.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which the Indenture is qualified under the TIA.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that redemption date) of the Comparable Treasury Issue. In determining this rate, the Company assumes a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means (1) (a) each of Crown Castle Investment Corp. and Crown Castle Investment II Corp. and (b) any Newly Created Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary, in each case until such time as the Board of Directors may designate Crown Castle Investment Corp., Crown Castle Investment II Corp. or such Newly Created Subsidiary, as applicable, to be a Subsidiary, provided that no Default or Event of Default would occur or be existing following such designation, and (2) any subsidiary of an Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation. At the time of designation of an Unrestricted Subsidiary as a Subsidiary, such Subsidiary shall be deemed to incur outstanding Indebtedness and grant any existing Liens.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is normally entitled to vote in the election of the board of directors, managers or trustees of such Person.

SECTION 1.04.    Other Definitions.

Term	Defined in Section
“Agent Members”	2.01(d)
“Change of Control Offer”	4.08(a)
“Change of Control Payment”	4.08(a)
“Change of Control Payment Date”	4.08(a)
“Covenant Defeasance”	8.03
“Depositary”	2.01(b)
“DTC”	2.01(b)
“Event of Default”	6.01(a)
“Legal Defeasance”	8.02(a)
“Paying Agent”	2.03(a)
“Payment Default”	6.01(a)
“Registrar”	2.03(a)

SECTION 1.05.    Incorporation by Reference of Trust Indenture Act. Whenever the Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of the Indenture.

The following TIA terms used in the Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means the Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

All other terms used in the Indenture that are defined by the TIA, defined by the TIA’s reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.06.    Rules of Construction. Unless the context otherwise requires:

(a)    a term has the meaning assigned to it;

(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)    “or” is not exclusive;

(d)    the term “including” means “including without limitation”;

(e)    in the singular include the plural, and in the plural include the singular;

(f)    provisions apply to successive events and transactions; and

(g)    references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

SECTION 2.01.    Issuance; Form and Dating. (a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made part of the Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Notes shall be issued in registered form without interest coupons and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)    The Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as Custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(c)    Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Notes. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Custodian.

(d)    Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or under any Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

SECTION 2.02.    Execution and Authentication. (a) An Officer shall sign the Notes for the Company by manual or facsimile signature. Typographic and other minor defects in any facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.

(b)    If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(c)    A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under the Indenture.

(d)    The Trustee will, upon receipt of a Company Order, authenticate Notes for original issue that may be validly issued under the Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Company Orders, except as provided in Section 2.08.

(e)    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in the Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03.    Registrar and Paying Agent. (a) The Company shall maintain an office or agency where the Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (“Paying Agent”). The Trustee shall initially act as the Registrar and Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any agent not a party to the Indenture. If the Company fails to appoint or maintain another entity as the Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)    The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Notes.

SECTION 2.04.    Maintenance of Office or Agency; Paying Agent to Hold Money in Trust. (a) The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. Such office shall initially be the office of the Trustee.

(b)    The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least 10 days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, and the Company shall otherwise comply with TIA § 312(a).

SECTION 2.06.    Transfer and Exchange. (a) The Notes shall be issued in registered form without interest coupons and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of the Indenture are satisfied. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the requirements of the Indenture are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Company or the Registrar may require payment by the Holder of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06.

(b)    Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name such Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions of the Notes with respect to record dates) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(c)    Neither the Company nor the Registrar shall be required (x) to issue, register the transfer of, or exchange any Notes for the period beginning at the opening of business 15 days immediately preceding the sending of a notice of redemption of the Notes selected for redemption and ending at the close of business on the day of such sending, or (y) to register the transfer of or exchange the Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

(d)    All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

SECTION 2.07.    Additional Transfer and Exchange Requirements. (a) Transfer and Exchange of Global Notes. (1) Certificated Notes shall be issued in exchange for interests in a Global Note only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Note or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, (y) the Company in its discretion at any time determines not to have all the Notes represented by such Global Note or (z) upon an Event of Default or a Default has occurred and is continuing. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order and an Officers’ Certificate, authenticate and deliver Certificated Notes in an aggregate principal amount equal to the principal amount of such Global Notes in exchange therefor. Certificated Notes issued in exchange for beneficial interests in Global Notes shall be issued only in registered form and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Notes to the persons in whose names such Notes are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. (2) Notwithstanding any other provisions of the Indenture other than the provisions set forth in Section 2.07(a)(1), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b)    Transfer and Exchange of Certificated Notes. In the event that Certificated Notes are issued in exchange for beneficial interests in Global Notes in accordance with Section 2.07(a)(1), on or after such event when Certificated Notes are presented by a Holder to a Registrar with a request: (x) to register the transfer of such Certificated Notes to a person who shall take delivery thereof in the form of Certificated Notes only; or (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, such Registrar shall register the transfer or make the exchange as requested if the requirements for such transaction under the Indenture are satisfied; provided, however, that the Certificated Notes presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A and in a form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing.

(c)    Transfers of Certificated Notes for Beneficial Interest in Global Notes. In the event that Certificated Notes are issued in exchange for beneficial interests in Global Notes and, thereafter, the events or conditions specified in Section 2.07(a)(1), which required such exchange shall cease to exist, the Company shall send notice to the Trustee and to the Holders stating that Holders may exchange Certificated Notes for interests in Global Notes by complying with the procedures set forth in the Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Notes are presented by a Holder to a Registrar with a request: (x) to register the transfer of such Certificated Notes to a person who shall take delivery thereof in the form of a beneficial interest in a Global Note; or (y) to exchange such Certificated Notes for an equal principal amount of beneficial interests in a Global Note, which beneficial interests shall be owned by the Holder transferring such Certificated Notes, the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Note and causing, or directing the Custodian to cause, the aggregate principal amount of the applicable Global Note to be increased accordingly and, if no such Global Note is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Note; provided, however, that the Certificated Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed and accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A and in a form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing.

(d)    Transfers to the Company. Nothing in the Indenture or in the Notes shall prohibit the sale or other transfer of any Notes (including beneficial interests in Global Notes) to the Company or any of its Subsidiaries.

(e)    No Obligation of the Trustee.

(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, an Agent Member or other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any Agent Member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members and any beneficial owners.

(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.08.    Mutilated, Destroyed, Lost and Stolen Notes. (a) If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b)    If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(c)    In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

(d)    Upon the issuance of any new Note under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(e)    Every new Note issued pursuant to this Section 2.08 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(f)    The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.09.    Outstanding Notes. (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding.

(b)    If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c)    If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

(d)    If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

(e)    A Note does not cease to be outstanding because the Company or an Affiliate holds the Note.

SECTION 2.10.    Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.11.    Temporary Notes. In the event Certificated Notes are to be issued under the terms of the Indenture, until certificates representing the Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of a Company Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate Certificated Notes in exchange for temporary Notes. Until so exchanged, temporary Notes shall have the same rights under the Indenture as the Certificated Notes.

SECTION 2.12.    Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Notes (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Company, unless the Company otherwise directs. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

SECTION 2.13.    Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Holders of Notes on a subsequent special record date. The Company shall fix the special record date and payment date. At least 30 days before the special record date, the Company shall send to the Trustee and to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest and the amount of interest payable on such defaulted interest, if any, to be paid. The Company may pay defaulted interest in any other lawful manner.

SECTION 2.14.    CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

SECTION 2.15.    No Sinking Fund. No sinking fund shall be provided with respect to the Notes.

SECTION 2.16.    Issuance of Additional Notes. (a) After the date hereof, the Company shall be entitled to issue Additional Notes under the Indenture, which Additional Notes shall have identical terms as the Initial Notes, other than with respect to the date of issuance and the amount of the issue price. All the Notes issued under the Indenture shall be treated as a single class for all purposes of the Indenture including waivers, amendments, redemptions and offers to purchase.

(b)    With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(i)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture; and

(ii)    the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to not be fungible for U.S. federal income tax purposes with any other Notes issued under the Indenture, unless such Notes bear a separate CUSIP number.

ARTICLE 3

REDEMPTION AND PREPAYMENT

SECTION 3.01.    Notices to Trustee. If the Company desires to redeem all or part of the Notes pursuant to Section 3.07, it shall notify the Trustee of the redemption date and the principal amount of the Notes to be redeemed. The Company shall give the notice to the Trustee at least 30 but no more that 60 days before the redemption date.

SECTION 3.02.    Selection of Notes to Be Redeemed. (a) If less than all the Notes are to be redeemed at any time, the Notes to be redeemed will be selected in accordance with the procedures of the Depositary.

(b)    No Notes of $2,000 of principal amount or less shall be redeemed in part. Notice of redemption shall be sent by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may be conditional and, at the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied.

(c)    If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount of that Note to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note presented for redemption shall be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption, subject to any condition included in such notice of redemption, become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on such Notes or portions of them called for redemption.

SECTION 3.03.    Notice of Redemption. (a) At least 30 days but not more than 60 days before a redemption date, the Company shall send a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed and shall state:

(i)    the redemption date;

(ii)    the redemption price, or if not then ascertainable, either (i) the manner of calculation thereof or (ii) the redemption price calculated using the Treasury Rate as of the Business Day immediately prior to the date on which the notice of redemption is delivered;

(iii)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(iv)    the name and address of the Paying Agent;

(v)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi)    that, upon the satisfaction of any conditions to such redemption set forth in the notice of redemption and unless the Company defaults in making such redemption payment, interest on the Notes called for redemption ceases to accrue on and after the redemption date;

(vii)    the paragraph of the Notes or provision of the Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date stated in such notice, or by the redemption date as so delayed.

(b)    At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least five Business Days before such notice is to be given (or such shorter period of time as the Trustee may agree), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a).

(c)    If the redemption price is not ascertainable on the date on which the notice of redemption is delivered, the Company shall send to the Trustee, at least one Business Day prior to the redemption date, notice of the redemption price.

SECTION 3.04.    Effect of Notice of Redemption. Once notice of redemption is sent in accordance with Section 3.03, the Notes called for redemption, subject to any condition included in the applicable notice of redemption, become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may be conditional.

SECTION 3.05.    Deposit of Redemption Price. (a) Prior to 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all the Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

(b)    If the Company complies with the provisions of Section 3.05(a), on and after the redemption date, interest shall cease to accrue on the Notes or the portions of the Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

SECTION 3.06.    Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of such Note surrendered.

SECTION 3.07.    Optional Redemption. (a) At the Company’s option, the Company may redeem the Notes at any time in whole or in part. If the Company elects to redeem the Notes prior to December 1, 2026, the Company will pay a redemption price in respect of the Notes to be redeemed equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to but excluding the redemption date: (1) 100% of the aggregate principal amount of the Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments of the Notes being redeemed. In determining the present values of the Remaining Scheduled Payments of the Notes being redeemed, the Company will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 25 basis points.

(b)    If the Company elects to redeem the Notes on or after December 1, 2026, the Company will pay a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to but excluding the redemption date.

(c)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06.

ARTICLE 4

COVENANTS

SECTION 4.01.    Payment of Notes. (a) The Company shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes. Principal of and interest on the Notes shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m., New York Time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(b)    The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post- petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.    Maintenance of Office or Agency. (a) The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)    The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)    The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.    Reports. (a) Whether or not required by the SEC’s rules and regulations, so long as any Notes are outstanding, the Company shall furnish to the Trustee, within 15 days after the Company is required to file (or would be required to file assuming it were subject to such requirements and including any extensions thereof) such annual and quarterly reports, information, documents and other reports with the SEC, copies of the Company’s annual report and of the information, documents and other reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company will also comply with the applicable provisions of Section 314(a) of the TIA. To the extent such filings are made with the SEC, the reports shall be deemed to be furnished to the Trustee and Holders.

(b)    In the event that the rules and regulations of the SEC permit the Company and any direct or indirect parent of the Company to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Company, consolidating reporting at the parent entity’s level in a manner consistent with that described in this Section 4.03 for the Company will satisfy this Section 4.03, and the Company will satisfy its obligations under this Section 4.03 with respect to financial information relating to the Company by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.04.    Compliance Certificate. (a) The Company shall deliver to the Trustee, within 90 days after the end of each Fiscal Year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding Fiscal Year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in the Indenture and is not in Default in the performance or observance of any of the terms, provisions and conditions of the Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)    The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after the occurrence thereof, notice of any event that constitutes or, with the giving of notice or the passage of time or both, would constitute a Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.    Taxes. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.06.    Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.    Liens. (a) The Company shall not, and shall not permit any of its Subsidiaries to, create, incur or assume any Lien (other than Permitted Liens) on any of its or its Subsidiaries’ property or assets (which includes Capital Stock) securing Indebtedness without providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

(b)    Notwithstanding the foregoing, the Company may, and may permit any of its Subsidiaries to, create, incur or assume Liens securing Indebtedness without equally and ratably securing the Notes if, after giving effect to the creation, incurrence or assumption of such Liens and related transactions, the aggregate amount (without duplication) of the Indebtedness secured by Liens (other than Permitted Liens) on the property or assets (which includes Capital Stock) of the Company and its Subsidiaries shall not exceed the Permitted Amount at the time of the creation, incurrence or assumption of such Liens (it being understood that any outstanding Liens securing the GS V Notes shall be deemed to be incurred pursuant to this Section 4.07(b)).

SECTION 4.08.    Offer to Repurchase Upon Change of Control Triggering Event. (a) If a Change of Control Triggering Event occurs with respect to the Notes, each Holder of Notes shall have the right to require the Company to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000 thereafter, of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”). The offer price in any Change of Control Offer shall be payable in cash and shall be 101% of the aggregate principal amount of any Notes repurchased plus accrued and unpaid interest on the Notes, if any (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event and subject to certain limitations described below, the Company shall send a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”). The Change of Control Payment Date shall be no earlier than 30 days and no later than 60 days from the date the notice is sent, pursuant to the procedures required by the Indenture and described in such notice.

(b)    On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)    accept for payment all Notes or portions of the Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(iii)    deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of the Notes being purchased by the Company.

(c)    The Paying Agent shall promptly send to each Holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that the new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 thereafter. Any Note so accepted for payment shall cease to accrue interest on and after the Change of Control Payment Date.

(d)    The Change of Control provisions described in this Section 4.08 shall be applicable whether or not any other provisions of the Indenture are applicable. The Company shall comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of the compliance.

(e)    The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer. In addition, notwithstanding the occurrence of a Change of Control Triggering Event, the Company shall not be obligated to make a Change of Control Offer in the event it has delivered a notice of redemption (which is or has become unconditional) with respect to all of the outstanding Notes as provided under Section 3.07. A Change of Control Offer may be made in advance of a Change of Control Triggering Event and conditioned upon such Change of Control Triggering Event if a definitive agreement is in place for the Change of Control Triggering Event at the time of making the Change of Control Offer. The provisions under the Indenture relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

ARTICLE 5

SUCCESSORS

SECTION 5.01.    Merger, Consolidation or Sale of Assets. The Company shall not:

(i)    consolidate or merge with or into (whether or not the Company is the surviving corporation); or

(ii)    sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity, unless:

(1)    either:

(a)    the Company is the surviving corporation; or

(b)    the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person (which, if not a corporation, includes a corporate co-issuer) organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2)    the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and

(3)    immediately after such transaction no Default or Event of Default shall have occurred and be continuing.

SECTION 5.02.    Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under the Indenture with the same effect as if such successor Person had been named as the Company herein, and the predecessor Company, except in the case of a lease that meets the requirements of Section 5.01, shall be released from the obligation to pay the principal of and interest on the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.    Events of Default. (a) Each of the following constitutes an “Event of Default” with respect to the Notes:

(i)    default for 30 days in the payment when due of interest on the Notes;

(ii)    default in payment when due of the principal of or premium, if any, on the Notes;

(iii)    failure by the Company or any of its Subsidiaries to comply with the provisions in Section 5.01 or failure by the Company to consummate a Change of Control Offer in accordance with the provision of the Indenture applicable to such offer;

(iv)    failure by the Company or any of its Subsidiaries for 60 days (or 120 days in the case of a failure to comply with the reporting obligations described under Section 4.03) after notice to comply with any of its other agreements in the Indenture or the Notes;

(v)    default under any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries, or the payment of which is Guaranteed by the Company or any of its Significant Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

(1)    is caused by a failure to pay principal of or premium, if any, or interest on the Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of the default (a “Payment Default”); or

(2)    results in the acceleration of the Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250 million or more;

(vi)    failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating (net of amounts covered by insurance policies) in excess of $250 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(vii)    the Company or any of its Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

(1)    commences a voluntary case,

(2)    consents to the entry of an order for relief against it in an involuntary case,

(3)    consents to the appointment of a custodian of it or for all or substantially all of its property,

(4)    makes a general assignment for the benefit of its creditors, or

(5)    generally is not paying its debts as they become due; or

(viii)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)    is for relief against the Company or any of its Subsidiaries in an involuntary case;

(2)    appoints a custodian of the Company or any of its Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries; or

(3)    orders the liquidation of the Company or any of its Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days.

(b)    A Default under Section 6.01(a)(iv) shall not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice.

SECTION 6.02.    Acceleration. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then-outstanding Notes may declare all Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from Section 6.01(a)(vii) or Section 6.01(a)(viii), with respect to the Company, all outstanding Notes shall be due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then-outstanding Notes may direct the Trustee in its exercise of any trust or power.

SECTION 6.03.    Other Remedies. (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.

(b)    The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of the Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.    Waiver of Past Defaults. Holders of a majority in aggregate principal amount of the then-outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the interest on, or the principal of, the Notes (including in connection with a Change of Control Offer) (provided, however, that the Holders of a majority in aggregate principal amount of the then-outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.    Control by Majority. Holders of a majority in principal amount of the then-outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.    Limitation on Suits. (a) A Holder of a Note may pursue a remedy with respect to the Indenture or the Notes only if:

(i)    the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(ii)    the Holders of at least 25% in principal amount of the then-outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii)    such Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(iv)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(v)    during such 60-day period the Holders of a majority in principal amount of the then-outstanding Notes do not give the Trustee a direction inconsistent with the request.

(b)    A Holder of a Note may not use the Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.    Rights of Holders to Receive Payment. Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(i) or Section 6.01(a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.    Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the

Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.    Priorities. (a) If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

(b)    The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then-outstanding Notes.

ARTICLE 7

TRUSTEE

SECTION 7.01.    Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)    Except during the continuance of an Event of Default:

(i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Indenture, as modified or supplemented by a supplemental indenture, if any, and no implied covenants or obligations shall be read into the Indenture against the Trustee; and

(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)    The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i)    this paragraph does not limit the effect of Section 7.01(b);

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)    Whether or not therein expressly so provided, every provision of the Indenture that in any way relates to the Trustee is subject to Section 7.01(a), (b), (c) and (g).

(e)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)    No provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)    Every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

(i)    The Trustee shall not be deemed to have notice of a Default unless a Responsible Officer responsible for administration of the Indenture has received written notice thereof.

SECTION 7.02.    Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)    The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e)    The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to the Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document.

(g)    The Trustee shall not be deemed to have notice or charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received from the Company or any Holders by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

(j)    The Trustee may from time to time request that the Company deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to the Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k)    The permissive right of the Trustee to take any action under the Indenture shall not be construed as a duty to so act.

(l)    In no event shall the Trustee be responsible or liable for any special, indirect or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03.    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and Section 7.11.

SECTION 7.04.    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of the Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, it will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement in the Indenture, in the Notes, or in any document executed in connection with the sale of the Notes, other than those set forth in the Trustee’s certificate of authentication.

SECTION 7.05.    Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall send to each Holder a notice of the Default within 90 days after it occurs. Except in the case of a Default or an Event of Default in the payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers determines in good faith that withholding the notice is in the interest of Holders.

SECTION 7.06.    Reports by Trustee to Holders. (a) Within 60 days after each October 15, beginning with the first October 15 after the date hereof, for so long as the Notes remain outstanding, the Trustee shall send to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit all reports as required by TIA § 313(c).

(b)    A copy of each report at the time of its sending to the Holders shall be sent to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.    Compensation and Indemnity. (a) The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee (including its directors, officers, employees and agents) against any and all loss, liability or expense (including reasonable attorneys’ fees and disbursements) incurred by or in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing the Indenture (including this Section 7.07) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, gross negligence or bad faith, as determined in a final non-appealable order of a court of competent jurisdiction.

(b)    To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal of and interest and any liquidated damages on the Notes.

(c)    The Company’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of the Indenture, any rejection or termination of the Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(vii) or Section 6.01(a)(viii), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08.    Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)    The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the then-outstanding Notes may remove the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(i)    the Trustee fails to comply with Section 7.10;

(ii)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)    a Custodian or public officer takes charge of the Trustee or its property; or

(iv)    the Trustee otherwise becomes incapable of acting.

(c)    If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the then-outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then-outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under the Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

(e)    If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of then-outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(f)    If the Trustee fails to comply with Section 7.10, after written notice hereto, the Holders of at least 10% in principal amount of the Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g)    Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.    Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee. In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by the Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in the Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.    Eligibility; Disqualification. (a) The Trustee shall at all times satisfy the requirements of TIA §310(a). The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The

Trustee shall comply with TIA §310(b); provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met.

(b)    The Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5).

SECTION 7.11.    Preferential Collection of Claims Against Company. The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of the Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.    Legal Defeasance and Discharge. (a) Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of the Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and the Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)    the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due from the trust referred to below;

(ii)    the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii)    the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(iv)    the Legal Defeasance provisions of the Indenture.

(b)    Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

SECTION 8.03.    Covenant Defeasance. Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.03, 4.07 and 4.08 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of the Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Section 6.01(a)(iii) through Section 6.01(a)(vi) shall not constitute Events of Default.

SECTION 8.04.    Conditions to Legal or Covenant Defeasance. (a) The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

(i)    the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States Dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(ii)    in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(1)    the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2)    since the date hereof, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)    in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel of a nationally recognized law firm in the United States confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)    no Default or Event of Default shall have occurred and be continuing with respect to the Notes either:

(1)    on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit; or

(2)    insofar as Events of Default from bankruptcy or insolvency events with respect to the Company are concerned, at any time in the period ending on the 91st day after the date of deposit;

(v)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the Indenture with respect to the Notes, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(vi)    the Company must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(vii)    the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(viii)    the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance with respect to the Notes have been complied with.

SECTION 8.05.    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. (a) Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)    The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c)    Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.    Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07.    Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.    Without Consent of Holders. (a) Notwithstanding Section 9.02, the Company and the Trustee may amend or supplement the Indenture or the Notes, in each case without the consent of any Holder to:

(i)    cure any ambiguity, omission, defect or inconsistency;

(ii)    provide for uncertificated Notes in addition to or in place of Certificated Notes;

(iii)    provide for the assumption of the Company’s obligations to Holders in the case of a merger or consolidation;

(iv)    make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder in any material respect;

(v)    comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or

(vi)    conform a provision of the Base Indenture or this Supplemental Indenture to the extent such provision was intended to be a substantially verbatim recitation of the applicable provision under the caption “Description of Notes” in the Prospectus.

For the avoidance of doubt, nothing in this Supplemental Indenture shall be construed to require any consent of any Holder to amend or supplement the Base Indenture (or this Supplemental Indenture) in any manner that does not relate to the Notes.

(b)    Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of the Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under the Indenture or otherwise.

SECTION 9.02.    With Consent of Holders. (a) Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement (x) the Indenture (including Section 4.08) or (y) the Notes, in each case with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a Payment Default resulting from an acceleration that has been rescinded)

or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then-outstanding Notes, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.09 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

(b)    Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of the Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)    It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d)    After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall send to the Holders of the Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding, voting as a single class, may waive compliance in a particular instance by the Company with any provision of the Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 or otherwise may not (with respect to any Notes held by a non-consenting Holder):

(i)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)    reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption (other than the notice period), but not any required repurchase in connection with a Change of Control Offer, of the Notes;

(iii)    reduce the rate of or extend the time for payment of interest on any Note;

(iv)    waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes, excluding a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the Payment Default that resulted from such acceleration;

(v)    make any Note payable in money other than that stated in the Notes;

(vi)    make any change in the provisions of the Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(vii)    waive a redemption payment, but not any payment upon a required repurchase in connection with a Change of Control Offer, with respect to any Note; or

(viii)    make any change in the foregoing amendment and waiver provisions.

SECTION 9.03.    Compliance with Trust Indenture Act. Every amendment or supplement to the Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.    Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.    Notation on or Exchange of Notes. (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)    Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.    Trustee to Sign Amendments, etc. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by the Indenture.

ARTICLE 10

SATISFACTION AND DISCHARGE

SECTION 10.01.    Satisfaction and Discharge. (a) The Indenture will be discharged and will cease to be of further effect with respect to all Notes issued hereunder, when:

(i)    either:

(1)    all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(2)    all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire principal and premium, if any, and accrued interest to the date of maturity or redemption on all the Notes not delivered to the Trustee for cancellation;

(ii)    the Company has paid or caused to be paid all sums payable by it under the Indenture; and

(iii)    the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

(b)    In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01.    Trust Indenture Act Controls. If any provision of the Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 11.02.    Notices. (a) Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or sent by first class mail (registered or certified, return receipt requested), telex, telecopier, facsimile, electronic mail in pdf format, or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Crown Castle International Corp.

1220 Augusta Drive, Suite 600

Houston, TX 77057

Fax: (713) 570-3150

Attention: Chief Financial Officer

With a copy to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Fax: (212) 474-3700

Attention:    Stephen L. Burns

                    Johnny G. Skumpija

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th Floor

Houston, TX 77002

Fax: (713) 483-6959

Attention: Corporate Trust Services, re: Crown Castle International Corp.

(b)    The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

(c)    All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied or faxed; at the time delivered, if by electronic mail in pdf format; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d)    Except as otherwise expressly stated in the Indenture, any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e)    If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f)    If the Company mails or sends a notice or communication to Holders, it shall mail or send a copy to the Trustee and each Agent at the same time.

(g)    The Trustee agrees to accept and act upon instructions or directions pursuant to the Indenture sent by unsecured electronic mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee electronic mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee acts upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

(h)    Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of a Global Note, notice to the Holders may be made electronically in accordance with procedures of the Depositary.

SECTION 11.03.    Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under the Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company shall furnish to the Trustee:

(i)    an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in the Indenture relating to the proposed action that are required to be satisfied as of the date thereof have been satisfied; and

(ii)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants that are required to have been satisfied as of the date thereof have been satisfied.

SECTION 11.05.    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(i)    a statement that the Person making such certificate or opinion has read such covenant or condition that is required to have been satisfied as of the date thereof;

(ii)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition that is required to have been satisfied as of the date thereof has been satisfied; and

(iv)    a statement as to whether or not, in the opinion of such Person, such condition or covenant that is required to have been satisfied as of the date thereof has been satisfied.

SECTION 11.06.    Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions; provided that no such rule shall conflict with the terms of the Indenture or the TIA.

SECTION 11.07.    No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 11.08.    Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.09.    Ratification of Base Indenture; No Adverse Interpretation of Other Agreements. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed. The Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret the Indenture.

SECTION 11.10.    Successors. All agreements of the Company in the Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Indenture shall bind its successors.

SECTION 11.11.    Severability. In case any provision in the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12.    Counterpart Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13.    Table of Contents, Headings, etc. The Table of Contents and Headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14.    Waiver of Jury Trial. EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.15.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Seventh Supplemental Indenture to be duly executed as of February 2, 2017.

CROWN CASTLE INTERNATIONAL CORP.

By	/s/ Jay A. Brown
Name:	Jay A. Brown
Title:	President and Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

EXHIBIT A

FORM OF 4.000% NOTE

[FORM OF FACE OF 4.000% NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

CROWN CASTLE INTERNATIONAL CORP.

4.000% Senior Notes due 2027

$

No

CUSIP No. 22822VAE1

CROWN CASTLE INTERNATIONAL CORP., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter defined), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $ (        Dollars)[(as such

[1]	These paragraphs should be included only if the Note is a Global Note.

sum may be increased or decreased as set forth on the Schedule of Exchanges of Notes attached hereto)]2 on March 1, 2027, and to pay interest thereon from February 2, 2017 or from the most recent Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 (each, a “Payment Date”) in each year, commencing September 1, 2017, at the rate of 4.000% per annum, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the regular record date for such interest, which shall be February 15 or August 15, as the case may be, next preceding such Payment Date or, if such record date is not a Business Day, at the close of business of the immediately succeeding Business Day. A “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the Person in whose name this Note is registered at the close of business on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 30 days before the special record date, the Company shall send or cause to be sent to each Holder, with a copy to the Trustee, a notice that states the special record date, the payment date and the amount of defaulted interest and the amount of interest payable on such defaulted interest, if any, to be paid.

If a Holder has given wire transfer instructions to the Company, the Company will make all payments of principal, premium and interest, if any, on that Holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Registrar for the Notes within the City and State of New York unless, with respect to such other payments, the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an authenticating agent appointed by the Company, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows]

[2]	Use this language only if the Note is a Global Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and delivered.

Dated:

CROWN CASTLE INTERNATIONAL CORP.

by
Name:
Title:

This is one of the Notes designated therein referred to in the within-mentioned Supplemental Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By
Authorized Signatory

[FORM OF REVERSE OF 4.000% NOTE]

1.	Notes.

This Note is one of a duly authorized issue of senior notes of the Company, issued and to be issued in one or more series under the Seventh Supplemental Indenture, dated as of February 2, 2017 (the “Supplemental Indenture”), to the Indenture dated as of April 15, 2014 (as amended and supplemented by the Second Supplemental Indenture dated as of December 15, 2014 (the “Second Supplemental Indenture”), the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders and of the terms upon which the Notes (as defined below) are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as “4.000% Senior Notes due 2027” (herein called the “Notes”), issued in an initial aggregate principal amount of $500,000,000. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

2.	No Sinking Fund.

No sinking fund is provided for the Notes.

3.	Optional Redemption.

(a) At the Company’s option, the Company may redeem the Notes at any time in whole or in part. If the Company elects to redeem the Notes prior to December 1, 2026, the Company will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to but excluding the redemption date: (1) 100% of the aggregate principal amount of the Notes to be redeemed or (2) the sum of the present values of the applicable Remaining Scheduled Payments of the Notes being redeemed. In determining the present values of the Remaining Scheduled Payments of the Notes being redeemed, the Company will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 25 basis points.

(b) If the Company elects to redeem the Notes on or after December 1, 2026, the Company will pay a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to but excluding the redemption date.

4.	Selection and Notice of Redemption.

(a) If less than all the Notes are to be redeemed at any time, such Notes to be redeemed will be selected in accordance with the procedures of the Depositary.

(b) No Notes of $2,000 of principal amount or less will be redeemed in part. Notice of redemption will be sent by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notice of redemption may be conditional and, at the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied.

5.	Repurchase at Option of Holder.

(a) If a Change of Control Triggering Event occurs with respect to the Notes, each Holder of Notes shall have the right to require the Company to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000 thereafter, of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”). The offer price in any Change of Control Offer shall be payable in cash and will be 101% of the aggregate principal amount of any Notes repurchased plus accrued and unpaid interest on the Notes, if any (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event and subject to certain limitations described below, the Company shall send a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”). The Change of Control Payment Date shall be no earlier than 30 days and no later than 60 days from the date the notice is sent, pursuant to the procedures required by the Indenture and described in such notice.

6.	Acceleration Upon Event of Default.

(a) If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then-outstanding Notes may declare all such Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from Section 6.01(a)(vii) or Section 6.01(a)(viii) of the Indenture, with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then-outstanding Notes may direct the Trustee in its exercise of any trust or power.

(b) The Holders of a majority in aggregate principal amount of the then-outstanding Notes by notice to the Trustee may, on behalf of the Holders of all Notes, waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the interest on, or the principal of, the Notes (including in connection with a Change of Control Offer) (provided, however, that the Holders of a majority in aggregate principal amount of the then-outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).

(c) The Indenture provides that if a Default or Event of Default occurs and is continuing with respect to the Notes and is known to the Trustee, the Trustee must send to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default or Event of Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines in good faith that withholding notice is in the interest of the Holders. In addition, the Company is required to deliver to the Trustee, within 90 days after the end of each Fiscal Year, an Officers’ Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company is also required to deliver to the Trustee, promptly after the occurrence thereof, written notice of any event that would constitute a Default or Event of Default, the status thereof and what action the Company is taking or proposes to take in respect thereof.

7.	Amendment and Modification.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

8.	No Impairment of Obligation to Pay or Right to Convert.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Indenture.

9.	Transfer and Exchange.

As provided in the Indenture and subject to certain limitations set forth therein, the Notes shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar with a request to register a transfer, the Registrar will register the transfer as requested if the requirements of the Indenture are satisfied. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the requirements of the Indenture are met. To permit registration of transfers and exchanges, the Company will execute and the Trustee will authenticate Notes at the Registrar’s request.

10.	No Service Charge.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Registrar may require payment by the Holder of a sum sufficient to pay all taxes, assessments or other governmental charges in connection therewith.

11.	Treatment as Owner.

Prior to the due presentation of this Note for registration of transfer, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name this Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions with respect to record dates) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

12.	No Liability.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

13.	Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties (Cust)

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	-	Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 of the Indenture, check the appropriate box below:

☐ Section 4.08

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

FORM OF ASSIGNMENT

For value received                      hereby sell(s), assign(s) and transfer(s) unto [also insert social security or other identifying number of assignee] the within Note, and hereby irrevocably constitutes and appoints                      as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s):

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

SCHEDULE OF EXCHANGES OF NOTES3

The following exchanges, repurchases or conversions of a part of this Global Note have been made:

Date of Exchange	Principal Amount of this Global Note Following Such Decrease (or Increase)	Authorized Signatory of Custodian	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note

[3]	This schedule should be included only if the Note is a Global Note.